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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
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                                    FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  June 5, 1996

                         COMMISSION FILE NUMBER 0-24548

                              MOVIE GALLERY, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                            63-1120122
           (State or other jurisdiction of           (I.R.S. Employer
           incorporation or organization)           Identification No.)


                  739 WEST MAIN STREET, DOTHAN, ALABAMA 36301
            (Address of principal executive offices)     (Zip Code)

                                 (334) 677-2108
              (Registrant's telephone number, including area code)


   _________________________________________________________________________
         (Former name or former address, if changed since last report.)
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ITEM 5.     OTHER EVENTS.

 On June 5, 1996, Movie Gallery, Inc. ("Movie Gallery") entered into an Agreement of Merger (the "Agreement") with Home Vision Entertainment, Inc. ("Home Vision") pursuant to which a wholly-owned subsidiary of Movie Gallery will be merged into Home Vision and the shareholders of Home Vision will receive shares of Movie Gallery Common Stock pursuant to a formula set forth in the Agreement. At the closing, Movie Gallery will issue $18.5 million in value of its Common Stock (the "Initial Issuance") which will be valued based upon a formula which is related to the average of the last reported sale prices of Movie Gallery Common Stock for the 15 trading days immediately prior to the closing of the merger. The shares of Common Stock issued in the Initial Issuance are subject to adjustment to reflect the actual liabilities and available cash of Home Vision at the closing.

 The closing is subject to numerous conditions precedent, including, but not limited to, completion of due diligence, treatment of the merger for accounting purposes as a "pooling" and completion of certain regulatory procedures. While Movie Gallery anticipates that the merger will close within the next 30 days there can be no assurance that the transaction will be consummated.

 Home Visions owns and operates 55 video specialty stores in Maine, New Hampshire and Massachusetts.

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       MOVIE GALLERY, INC.

Date: June 17, 1996   /s/ J. Steven Roy
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                       J. Steven Roy, Senior Vice President